UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

February 16, 2005

Date of report (Date of earliest event reported)

ASCONI CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-23712	91-1395124
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

1211 Semoran Blvd, Suite 141, Casselberry, Florida

(Address of principal executive offices, including zip code)

(407) 679-9463

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Director Appointments

On February 16, 2005 the Board of Directors (the “Board”) of Asconi Corporation, a Nevada corporation (the “Company”) appointed Mr. Anatolyi Krupskyi and Mr. Andrew Gani to serve as Board members. As of the same date, the Board has appointed Mr. Anatolyi Krupskyi to serve as a member of the Audit Committee of the Board. The Board has determined that both Messrs. Krupskyi and Gani meet “independence” requirements as set forth in the American Stock Exchange Company Guide.

There is no arrangement or understanding between the newly appointed directors and any other persons pursuant to which such directors were selected to the Board. Further, there are no transactions involving the Company and such directors which transaction would be reportable pursuant to Item 404(a) of Regulation S-B promulgated under the Securities Act of 1933, as amended.

Subsequent to the foregoing changes to the Board and Audit Committee memberships, the Board consists of nine (9) members, including Constantin Jitaru, Anatolie Sirbu, Serguei Melnik, Nicolae Sterbets, Radu Bujoreanu, Tatiana Radu, Nurlan Arimov, Anatolyi Krupskyi and Andrew Gani. The Audit Committee consists of three (3) members, including Radu Bujoreanu, Nurlan Arimov and Anatolyi Krupskii.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asconi Corporation

Date: February 17, 2005	By:	/s/ Constantin Jitaru
Constantin Jitaru
President and CEO